EXHIBIT 10.1

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT
THIS AMENDMENT (this “Amendment”) to the Employment Agreement (the “Employment Agreement”), dated as of March 6, 2012, as amended as of April 24, 2012, by and between John M. Sherwood (the “Executive”) and NMI Holdings, Inc. (the “Company”), a Delaware Corporation, is made and entered into as of October 1, 2015, by and between the Executive and the Company and is effective as of the date hereof. All capitalized terms used but not defined herein shall have the meaning assigned to them in the Employment Agreement.
WHEREAS, the Executive and the Company desire to amend the Employment Agreement as set forth below.
NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, and for other good and valuable consideration, the Executive and the Company hereby agree as follows:

1.	Position and Duties. Section 3(a) of the Employment Agreement is deleted in its entirety and replaced with the following:
“(a)    During the Employment Period, the Executive shall (i) serve as the Vice Chairman - Strategy and Capital Markets of the Company, and in order to fulfill the duties and responsibilities of such role, the Executive will assist the Company in its capital raising initiatives and other strategic initiatives as determined and directed by the Board (as defined below) or the Chief Executive Officer of the Company (the “CEO”), (ii) report directly to the CEO, and (iii) perform his duties at the location or locations authorized or directed by the CEO, subject to the Executive’s performance of duties at, and travel to, such other offices of the Company and subsidiaries and controlled affiliates (the “Affiliated Entities”) and/or other locations as shall be necessary to fulfill his duties.”

2.
Good Reason. Section 5(c)(ii) of the Employment Agreement is amended such that the phrase “the Executive’s position as Executive Vice President and Chief Financial Officer” is deleted in its entirety and replaced with the following:

“the Executive’s position as set forth in Section 3 of this Agreement.”

3.
Good Reason Waiver. The Executive and the Company agree that the changes to the Executive’s position and duties set forth in this Amendment do not constitute grounds for the Executive to terminate his employment for Good Reason under Section 5(c)(ii) of the Employment Agreement, as in effect immediately prior to this Amendment, or Section 5(c)(iv) of the Employment Agreement.

4.
Effect on the Employment Agreement. This Amendment shall be deemed incorporated into the Employment Agreement and shall be construed and interpreted as though fully set forth therein. Except as amended and modified herein, the Employment Agreement remains in full force and effect.

[Signature Page Follows]

EXHIBIT 10.1

IN WITNESS THEREOF, the Executive has hereunto set his hand, and the Company has caused these presents to be executed in its name and on its behalf, all as of the day and year first written above.
NMI HOLDINGS, INC.
By: /s/ Bradley M. Shuster
Name: Bradley M. Shuster
Title: Chief Executive Officer

JOHN M. SHERWOOD
By: /s/ John M. Sherwood

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